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FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION NO. 33-64697

PRICING SUPPLEMENT No. 2 DATED May 11, 2000
(To Prospectus dated December 7, 1995 and Prospectus Supplement dated January 26, 1996)

GATX RAIL CORPORATION

MEDIUM-TERM NOTES, SERIES F
DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

FIXED RATE NOTES

Principal Amount: $10,000,000.00              Issue Price: 100%

CUSIP Number: 368839 GK 6

Agent Commission: $15,000.00

Net Proceeds: $9,985,000.00

Original Issue Date: May 16, 2000             Stated Maturity Date: May 17, 2001

Form:   _x_  Book-Entry  ___ Certificated

Interest Rate: 7.75%

Interest Payment Dates:
     Semi-annually on each May 17 and November 17, commencing November 17, 2000

Optional Interest Rate Reset:      _____ Yes       ____x__    No
              Optional Reset Dates:

Optional Extension of Maturity: _____ Yes          ___x___    No
             Extension Period:
             Number of Extension Periods:
             Final Maturity Date:

Redemption, Optional Repayment and/or Other Provisions (if applicable):

        The Notes are not repayable at the option of the holder prior to maturity and are not subject to mandatory or optional redemption.

Morgan Stanley & Co. Incorporated

Acting as:  _____    Agent           100% price to purchaser(s)

    __x__    Principal  __x__    To be reoffered to the public initially at 100%
                        _____    To be reoffered at varying prices related to
                                 prevailing  market prices
                        _____    To be reoffered to dealers with a reallowance
                                 not to exceed ___% of the Commission or Fee